(Excerpt Translation)


                                                                 August 20, 2004
                                                        Toyota Motor Corporation
                                               (Toyota Jidosha Kabushiki Kaisha)
                                    1, Toyota-cho, Toyota City, Aichi Prefecture

                        Report on Number of Listed Shares

We hereby report changes in the number of listed securities, as a result of the exercise of stock acquisition rights, etc. ("Stock Acquisition Rights") in July 2004 (the "Current Month").


1. Summary
    Number of listed shares as of the end of the            3,609,997,492 shares
    proceeding month

    Total number of shares changed during the month                     0 shares

    (out of which, as a result of exercise of Stock                   (0 shares)
    Acquisition Rights)

    (out of which, as a result of other reasons)                      (0 shares)

    Number of listed shares as of the end of the            3,609,997,492 shares
    Current Month

2. Stock Acquisition Rights Exercised (Bonds with detachable warrants to subscribe for shares)

    Aggregate face value of the bonds allotted to the            JPY 600,000,000
    outstanding warrants as at the end of the month

    Aggregate face value of the bonds originally allotted to               JPY 0
    the warrants exercised during the month

    Aggregate face value of the bonds as allotted to the         JPY 600,000,000
    outstanding warrants at the end of the Current Month

Details of Shares Delivered (Issued or Transferred) upon Exercise of Stock Acquisition Rights

(1) Number of shares

    Total number of shares delivered during the
    Current Month                                                       0 shares

    (out of which, number of newly issued shares)                     (0 shares)

    (out of which, number of shares transferred from
    treasury shares)                                                  (0 shares)


(2) Issue price

    Aggregate issue price during the Current Month                         JPY 0

    (out of which, aggregate amount of newly issued shares)              (JPY 0)

    (out of which,  aggregate amount of shares transferred from          (JPY 0)
    treasury shares)